UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 5, 2018
ALIMERA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6120 Windward Parkway Suite 290 Alpharetta, Georgia		30005
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Definitive Material Agreement.

On January 5, 2018, Alimera Sciences, Inc. (“Alimera”), entered into a $40 million Loan and Security Agreement (the “Loan Agreement”) with Solar Capital Ltd. (“Solar Capital”), as Collateral Agent (“Agent”), and the parties signing the Loan Agreement from time to time as Lenders, including Solar in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”). Under the Loan Agreement, Alimera borrowed the entire $40.0 million as a term loan that matures on July 1, 2022.
Alimera will use the proceeds of the term loan to pay off the existing $35.0 million term loan payable to Hercules Capital Funding Trust and Hercules Capital, Inc., along with related fees and expenses estimated at $3.5 million. Alimera expects to use the remaining loan proceeds of approximately $1.5 million to provide additional working capital for general corporate purposes.
Interest on the term loan is payable at one-month LIBOR plus 7.65% per annum. The term loan's current interest rate is 9.2%. The term loan provides for interest only payments for the first 30 months. If Alimera meets certain revenue thresholds and no event of default shall have occurred and is continuing, Alimera can extend the interest only period an additional six months ending on January 1, 2021, followed by 18 months of principal and interest.
As part of the fees and expenses incurred in conjunction with the term loan discussed above, Alimera paid Solar Capital a $400,000 fee at closing. Alimera is obligated to pay a $1.8 million fee upon repayment of the term loan in full ($2.0 million if the interest only period has been extended to 36 months). Alimera may elect to prepay not less than $10.0 million of the outstanding principal balance of the term loan. Alimera must pay a prepayment premium upon any prepayment of the term loan before its maturity date, whether by mandatory or voluntary prepayment, acceleration or otherwise, equal to:
(a)    2.00% of the principal amount prepaid for a prepayment made on or after January 5, 2018 through and including January 5, 2019;
(b)    1.00% of the principal amount prepaid for a prepayment made after January 5, 2019 through and including January 5, 2020; and
(c)    0.50% of the principal amount prepaid for a prepayment made after January 5, 2020 and greater than 30 days before the maturity date.
Alimera is also obligated to pay additional fees under the Exit Fee Agreement (the “Exit Fee Agreement”) dated as of January 5, 2018 by and among Alimera, Solar as Agent, and the Lenders, a copy of which is filed with this Current Report on Form 8-K. The Exit Fee Agreement survives the termination of the Loan Agreement and has a term of 10 years. Alimera is obligated to pay up to, but no more than, $2.0 million in fees under the Exit Fee Agreement.
Specifically, Alimera is obligated to pay an exit fee of $2.0 million on a “change in control” (as defined in the Exit Fee Agreement). To the extent that Alimera has not already paid the $2.0 million fee, Alimera is also obligated to pay a fee of $1.0 million on achieving each of the following milestones:

(a)    first, if Alimera achieves revenues of $80.0 million or more from the sale of its Illuvien® product in the ordinary course of business to third party customers, measured on a trailing 12-month basis during the term of the agreement, tested at the end of each month; and
(b)    second, if Alimera achieves revenues of $100.0 million or more from the sale of its Illuvien product in the ordinary course of business to third party customers, measured in the same manner.
As noted above, the total fees payable under the Exit Fee Agreement may not exceed $2.0 million.

No warrants were issued in connection with the term loan.

Alimera agreed, for itself and its subsidiaries, to customary affirmative and negative covenants and events of default in connection with the Loan Agreement. The occurrence of an event of default could result in the acceleration of Alimera’s obligations under the Loan Agreement and an increase to the applicable interest rate, and would permit Agent to exercise remedies with respect to the collateral under the Loan Agreement.

Alimera’s obligations to Agent and the Lenders are secured by a first priority security interest in substantially all of the assets, excluding intellectual property, of Alimera and its wholly owned subsidiary, Alimera Sciences (DE), LLC (“Alimera DE”), which is a guarantor of the loan, provided that only 65% of the voting interests in AS C.V., a Dutch subsidiary owned by Alimera and Alimera DE, are pledged to the Lenders, and no assets or equity interests in the direct or indirect subsidiaries of AS C.V. are subject to the

Lenders’ security interests. The Lender does, however, maintain a negative pledge on the property of Alimera and all of its subsidiaries, including Alimera’s intellectual property, requiring the Lender’s consent for any liens (other than typical permitted liens) on or the sale of such property.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information disclosed in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
10.1
Loan and Security Agreement dated as of January 5, 2017, among Alimera Sciences, Inc., Solar Capital Ltd., as Collateral Agent, and the parties signatory thereto from time to time as Lenders, including Solar in its capacity as a Lender [Confidential treatment has been requested for portions of this exhibit]

10.2	Exit Fee Agreement dated as of January 5, 2018 by and among Alimera Sciences, Inc., Solar Capital Ltd. as collateral agent, and the Lenders
99.1	Press Release of Alimera Sciences, Inc. dated January 8, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

Dated: January 8, 2017	By;	/s/ RICHARD S. EISWIRTH, JR.
	Name:	Richard S. Eiswirth, Jr.
	Title:	President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Loan and Security Agreement dated as of January 5, 2017, among Alimera Sciences, Inc., Solar Capital Ltd., as Collateral Agent, and the parties signatory thereto from time to time as Lenders, including Solar in its capacity as a Lender [Confidential treatment has been requested for portions of this exhibit]

10.2	Exit Fee Agreement dated as of January 5, 2018 by and among Alimera Sciences, Inc., Solar Capital Ltd. as collateral agent, and the Lenders
99.1	Press Release of Alimera Sciences, Inc. dated January 8, 2018